EXHIBIT 99.2

FIRST AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

This First  Amendment to Purchase and Sale Agreement  is entered into as of this                        day of September  2006 by and between The Myun and Ock Ja Kymm Family Trust (“Seller”), and Cornerstone Operating Partnership, L.P., a Delaware limited partnership (“Buyer”).

RECITALS:

A.            Buyer and Seller previously entered into that certain Purchase and Sale Agreement dated August 17, 2006 (the “Contract”).

B.            The Contract provides that Buyer shall have a Title Inspection Period ending September 18, 2006.

C.            Buyer has completed its feasibility with the exception of its environmental review.

D.            Buyer and Seller have agreed to extend the Property Inspection Period with respect to environmental matters only.

AGREEMENTS:

NOW, THEREFORE, Buyer and Seller hereby agree as follows:

1.             Recitals.  The foregoing recitals are incorporated herein by this reference.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Contract.

2.             Approval or Waiver of Certain Contingencies.  Buyer hereby approves or waives the matters required to be approved or waived by the end of the Property Inspection  Period or Title Review Period; provided, however, Buyer shall have the right in its sole discretion, on or before October 9, 2006 (the “Environmental Contingency Date”), to approve the environmental condition of the Property.  As part of Buyer’s environmental investigation, Seller shall permit Buyer to enter onto the Property to conduct additional testing, including groundwater samples pursuant to that certain scope of work previously provided to Seller.   If Buyer is not satisfied with the environmental condition of the Property for any reason in its sole discretion, Buyer may terminate the Contract and receive a return of all Earnest Money paid by providing written notice to Seller on or before the Environmental Contingency Date.

3.             Counterparts.  This First Amendment may be executed in counterparts, each of which shall be deemed a fully executed original.

4.             Ratification.           Except as expressly set forth in this First Amendment, the Contract remains unmodified and in full force and effect. Should there be any conflict between the terms of this First Amendment and the terms of the Contract the terms of this First Amendment will control.

IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment as of the date first set forth above.

“Buyer”

CORNERSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland
corporation, its general partner

	By:	/s/
Its:

“Seller”

The Myun and Ock Ja Kymm Family Trust

By:		/s/
Its:

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